Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 1 DATED MARCH 27, 2013

TO THE PROSPECTUS DATED FEBRUARY 25, 2013

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC, dated February 25, 2013 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update disclosure in the sections of the Prospectus titled “Suitability Standards” and “Unit Repurchase Program.”

A. Suitability Standards

The following disclosure is inserted as a new paragraph after Ohio suitability standards in the “Suitability Standards” section on page 2 of the prospectus:

“Oklahoma: In addition to the minimum suitability standards described above, Oklahoma residents’ investments in us must not exceed ten percent (10%) of their liquid net worth.”

B. Unit Repurchase Program

The last paragraph in the “Unit Repurchase Program” section on page 112 of the prospectus is deleted in its entirety and replaced with the following:

“We have received exemptive relief from the SEC which will allow us to conduct repurchases as noted above.”